PROMISSORY NOTE

$___________________

(Today’s Date)_____________

FOR VALUE RECEIVED, the undersigned, PCS EDVENTURES!.COM, INC., an Idaho corporation (hereinafter referred to as “Borrower”), hereby promises to pay to the order of _______________________________, or (his/her/its) successors and assigns, if any (hereinafter referred to as “Lender”), the principal sum of _______________________ ($_______), together with interest on the unpaid principal amount of this Promissory Note (“Note”) at the rate of _______ percent (__%) per annum in the manner and upon the terms and conditions set forth below.

The principal and interest on the unpaid principal amount of this Note, or any portion thereof, shall be paid in full in cash on ____________________, 20__; provided, however, at Lender’s sole option, Lender may elect to receive payment of this Note and all accrued interest on the due date in restricted common stock of the Borrower at the price per share of said common stock at same rate as the warrants attached hereto.  Lender’s exercise, if any, of the option to receive such stock in full and final payment of this Note shall be made in writing and presented to Borrower along with any other documents as may be required to be executed by the Lender to comply with any state or federal securities laws which may be applicable to the issuance of such stock.

All cash payments on this Note shall be made in lawful currency of the United States at the address of the Lender, or at such other place as the holder of this Note may designate in writing.

As further consideration for the Lender to loan the principal amount of this Note pursuant to the terms hereof, Borrower shall issue to Lender Warrants to Purchase Common Stock, the number of Warrants, exercise price, and the terms thereof to be in the Form of Warrant, a copy of which is attached to this Note.

This Note is secured by collateral of the Borrower as set forth in and subject to the terms of a Security Agreement of even date herewith.

Neither this Note nor the Security Agreement may be assigned or transferred by the Lender without the Borrower’s express written consent.

The obligations of the Borrower hereunder and under the Security Agreement may be assigned by the Borrower without consent or prior notice to the Lender.

Upon default in the payment of any amount due pursuant to this Note for more than thirty (30) days after the due date, the Lender may, without notice, declare the entire debt and principal amount then remaining unpaid under this Note immediately due and payable and may, without notice, in addition to any other remedies, proceed as against the collateral to collect the unpaid principal and any interest due.  Presentment for payment, notice of dishonor, protest and notice of protest are waived by the Borrower and any and all others who may at any time become liable or obligated for the payment of all or any part of this Note, the principal or interest due.

This Note may be amended only by a written instrument executed by Lender and Borrower.

This Note shall be governed by, and shall be construed and enforced in accordance with, the laws of the State of Idaho.  Any legal action to enforce any obligation of the parties to this Note or the Security Agreement shall be brought only in the District Court of the Fourth Judicial District of the State of Idaho, in and for the County of Ada.

In the event of any civil action filed or initiated between the parties to this Note or in relation to the Security Agreement or any other documents accompanying this Note, or arising from the breach or any provision hereof, the prevailing party shall be entitled to seek from the other party all costs, damages, and expenses, including reasonable attorney’s and paralegal’s fees, incurred by the prevailing party.

Dated the day and year first above written.

PCS EDVENTURES!.COM, INC.

By

Its CEO